UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2006

CYTOMEDIX, INC.
(Exact name of registrant as it appears in its charter)

Delaware	001-32518	23-3011702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 Hungerford Drive, Suite 330
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

240-499-2680
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement

On May 22, 2006, Cytomedix, Inc., announced that it had entered into a $2.6 million licensing agreement with Biomet Biologics, Inc., a subsidiary of Biomet, Inc., a global manufacturer and marketer of musculoskeletal products for surgical and non-surgical therapies.

Under the terms of the agreement, Cytomedix will receive a total of $2.6 million via an immediate payment of $1.4 million and $100,000 each quarter for the next three years. Cytomedix will also receive from Biomet royalty-free licenses to certain Biomet patents related to platelet gel products. In exchange for these payments and patent licenses, Cytomedix has granted to Biomet a worldwide non-exclusive license under its key “Knighton” patent for all applications of its autologous platelet releasate therapy except for use in the chronic, non-healing wound market.

Cytomedix issued the attached press release announcing the licensing agreement. The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following Exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 99.1	Press Release of Cytomedix, Inc., dated May 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMEDIX, INC.

By:	/s/ Andrew Maslan
Andrew Maslan
Chief Financial Officer

Date: May 25, 2006